Exhibit 10.3

AMENDMENT NO. 2 TO
SIXTH EXTENSION AGREEMENT

AMENDMENT NO. 2, dated April 25, 2014 (this “Amendment”), to SIXTH EXTENSION AGREEMENT, dated as of April 3, 2014 (as amended from time to time, the “Agreement”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:.

RECITALS

A.            The Prospect Parties and Karlsson are parties to the Agreement.

B.            The Prospect Parties have requested that Karlsson amend the deadline for making payment of the Karlsson Legal Expenses (as defined in the Agreement) pursuant to Section 7 of the Agreement by four days until April 29, 2014.

The parties hereby amend the Agreement as follows:

1.             Amendments.

a.             Section 7 of the Agreement is hereby amended to change the reference therein to “April 25 , 2014” to read instead “April 29, 2014.”

b.             Section 5(a) of the Agreement is hereby amended to change the reference therein to “April 23, 2014” to read instead “April 29, 2014”.

2.             Miscellaneous.

a.             No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

b.             Relation to Agreement. This Amendment constitutes an integral part of the Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

c.             Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

d.             Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

e.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Its:	CFO/Treasurer

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary